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Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INAMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-0920629 (I.R.S. employer identification no.)
5540 Ekwill Street, Suite D Santa Barbara, California 93111-2936 (Address of principal executive offices) (Zip code)
2003 Restricted Stock Plan 2003 Outside Director Compensation Plan 2000 Employee Stock Purchase Plan (Full title of the plan)
Joseph A. Newcomb Senior Vice President and General Counsel 5540 Ekwill Street, Suite D Santa Barbara, California 93111-2936 (Name and address of agent for service)
Telephone number, including area code, of agent for service: (805) 683-6761

        This registration statement shall become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2003 Restricted Stock Plan
Common Stock Par Value $.001	100,000	$57.23(3)	$5,723,000.00	$462.99

2003 Outside Director Compensation Plan
Common Stock Par Value $.001	260,000	$57.23(3)	$14,879,800.00	$1203.77

2000 Employee Stock Purchase Plan
Common Stock Par Value $.001	200,000	$48.65(3)	$9,729,100.00	$787.08

TOTALS	560,000		$30,331,900.00	$2453.84

(1)
The securities to be registered include options and rights to acquire Common Stock.

(2)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares under the 2003 Restricted Stock Plan and 2003 Outside Director Compensation Plan, the price is based upon the average of the high and low prices of the Common Stock on July 29, 2003, as reported on the NASDAQ National Market. The 2000 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on July 29, 2003, as reported on the NASDAQ National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement:

          (1)   The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on March 31, 2003.

          (2)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (3)   The description of the Company's Common Stock contained in its Registration Statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law, inter alia, generally empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of a corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        The Registrant's bylaws provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the Registrant's right by reason of the fact that the director or officer is or was serving as the Registrant's director or officer or, at the Registrant's request, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless a court finally determines that the director or officer did not act in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, that the director or officer has no reasonable cause to believe that his conduct was unlawful. The Registrant's bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Registrant's bylaws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

        The Registrant's Restated Certificate of Incorporation provides that a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability for (i) any breach of that person's duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of laws; (iii) the payment of unlawful dividends and certain other actions prohibited by Delaware corporation law; and (iv) any transaction resulting in receipt by that person of an improper personal benefit.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on July 30, 2003.

INAMED CORPORATION

By:	/s/ NICHOLAS L. TETI Nicholas L. Teti Chairman, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of Inamed Corporation whose signatures appear below, hereby constitute and appoint Nicholas L. Teti and Robert Vaters, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated in July 2003.

Signature	Title

/s/ NICHOLAS L. TETI Nicholas L. Teti	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ ROBERT S. VATERS Robert S. Vaters	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ JAMES E. BOLIN James E. Bolin	Director
/s/ MALCOLM R. CURRIE, PH.D. Malcolm R. Currie, Ph.D.	Director
/s/ JOHN F. DOYLE John F. Doyle	Director
/s/ MITCHELL S. ROSENTHAL, M.D. Mitchell S. Rosenthal, M.D.	Director
/s/ JOY A. AMUNDSON Joy A. Amundson	Director
/s/ TERRY E. VANDEWARKER Terry E. Vandewarker	Director

EXHIBIT INDEX

Ex.#	Description
4.1.	Restated Certificate of Incorporation, as amended(1)
4.2.	By-Laws of the Company, as amended(2)
5.1.	Opinion and Consent of Gray Cary Ware & Freidenrich LLP(3)
23.1.	Consent of KPMG LLP(3)
23.2.	Consent of Arthur Andersen LLP(4)
23.3.	Consent of Gray Cary Ware & Freidenrich LLP (See Exhibit 5.1)
99.1.	2003 Restricted Stock Plan(5)
99.2.	2003 Outside Director Compensation Plan(5)
99.3.	2000 Employee Stock Purchase Plan(5)

(1)
Incorporated herein by reference to Exhibit 3.1 of Inamed's Annual Report on Form 10-K filed with the SEC on March 29, 1999.

(2)
Incorporated herein by reference to Exhibit 3.2 of Inamed's Annual Report on Form 10-K filed with the SEC on March 29, 1999.

(3)
Filed herewith.

(4)
Prior to July 19, 2002, Arthur Andersen LLP acted as the Company's independent public accountants. Arthur Andersen audited the Company's financial statements for the two fiscal years ended December 31, 2001 and reviewed the Company's financial statements for the subsequent interim period through July 19, 2002. However, Arthur Andersen has not consented to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Company is not able to file the written consent of Arthur Andersen. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of material fact or any omissions to state a material fact, if any, contained in this Registration Statement by virtue of the incorporation by reference into this Registration Statement of the aforementioned financial statements.

(5)
Incorporated herein by reference to Annex A, B and C of Inamed's Definitive Proxy Statement filed with the SEC on June 13, 2003.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption From Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX